Exhibit 99.1

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

EMPIRE RESORTS, INC.,

		Plaintiff,	Case No

	-against-		COMPLAINT

JOSEPH E. BERNSTEIN,			A JURY TRIAL IS DEMANDED

Defendant.

Plaintiff EMPIRE RESORTS, INC., by its attorneys, Olshan Grundman Frome Rosenzweig & Wolosky LLP, for its Complaint, alleges on personal knowledge as to itself and upon information and belief as to all other matters:

The Parties

1.           Plaintiff Empire Resorts, Inc. (“Empire Resorts” or the “Company”) is a public corporation organized and existing under the laws of the State of Delaware, with its principal place of business in Monticello, New York 12701.

2.           Defendant Joseph E. Bernstein is an individual residing and domiciled in and a citizen of the State of Florida.

Jurisdiction and Venue

3.           This Court has diversity jurisdiction over this matter pursuant to 28 U.S.C. § 1332.  Plaintiff is a corporation organized and existing under the laws of the State of Delaware, and its principal place of business is in the State of New York, and defendant is an individual who is a resident and citizen of the State of Florida, and the amount in controversy exceeds seventy five thousand dollars ($75,000), exclusive of interest and costs.

4.           Venue is proper in this Judicial District pursuant to 28 U.S.C. § 1391, as the parties have agreed in the Employment Agreement that any action, suit or other legal proceeding commenced to resolve any matter arising under or relating to the any provision of the Employment Agreement shall be submitted to the exclusive jurisdiction of the state and federal courts located within New York County.

Factual Background

Empire Resorts, Inc.

5.           Empire Resorts was organized as a Delaware corporation on March 19, 1993, and since that time has served as a holding company for various subsidiaries engaged in the hospitality and gaming industries.

6.           Through its wholly-owned subsidiary, Monticello Raceway Management, Inc., Empire Resorts currently owns and operates Monticello Casino and Raceway, a video gaming machine (“VGM”) and harness horseracing facility located in Monticello, New York, 90 miles Northwest of New York City.  At Monticello Casino and Raceway, Empire Resorts operates approximately 1,090 VGMs as an agent for the New York State Lottery and conducts pari-mutuel wagering through the running of live harness horse races, the import of simulcasting of harness and thoroughbred horse races from racetracks across the country, and the export simulcasting of races run at Monticello Casino and Raceway to offsite pari-mutuel wagering facilities.

7.           Since in or about 1996, Empire Resorts has also engaged in substantial efforts to develop the land adjacent to Monticello Gaming and Raceway as the site for the development of a Class III casino and other potential commercial and entertainment projects.  The development of a Class III casino would require either an amendment to the New York State Constitution to permit Class III casino gaming or an agreement with an Indian tribe for the development of a Class III casino, together with certain necessary federal and state regulatory approvals.  A Class III casino resort at Monticello Casino and Raceway, as planned, is expected to feature 160,000 square feet of gaming space with 3,500 slot machines and 125 table games, restaurants, bars and other amenities consistent with such a facility.

8.           The site has already received zoning and site plan approvals for the proposed Class III casino.  However, the construction plans are only in a preliminary stage and are subject to additional approvals by relevant government authorities.  The process to develop a Class III casino with an Indian Tribe requires certain determinations to be made by the United States Department of the Interior, a concurrence by the governor of the State of New York, and completion of federal environmental reviews.

9.           Throughout this process, beginning as early as in or around 1996 and continuing to date, Empire Resorts has been in evolving discussions and negotiations with the St. Regis Mohawk Tribe, an Indian Tribe, to collaborate together to obtain the requisite government and regulatory approvals for the proposed Class III casino.

10.           To that end, on December 21, 2006, the St. Regis Mohawk Tribe received a letter from the Federal Bureau of Indian Affairs (the “BIA”) stating that the St. Regis Mohawk Tribe’s Final Environmental Assessment for the project had been deemed sufficient, that an Environmental Impact Study would not be required, and that a formal Finding of No Significant Impact (“FONSI”) related to the proposed federal action approving the Land-to-Trust Transfer had been issued.

11.           Shortly thereafter, on February 19, 2007, the Governor of New York issued his concurrence with regard to an April 2000 Secretarial Determination that found the request of the St. Regis Mohawk Tribe to take the land adjacent to the Monticello Casino and Raceway into trust for the purpose of building a Class III gaming facility to be located at Monticello Casino and Raceway to be in accordance with the Indian Gaming Regulatory Act of 1988, as amended, and would be in the St. Regis Mohawk Tribe’s and its members’ best interest, and would not be detrimental to the surrounding communities.  In addition to the concurrence, the Governor also signed an amendment to the gaming compact between the St. Regis Mohawk Tribe and the State of New York pursuant to which the State would receive 20% of slot-machine revenues for the first two years after the St. Regis Mohawk Tribe’s Class III casino to be located at Monticello Casino and Raceway opens, 23% for the next two years, and 25% thereafter.

12.           The 2006 and 2007 determinations were critical steps toward achieving the shared goals of Empire Resorts and the St. Regis Mohawk Tribe.  However, on January 4, 2008, the St. Regis Mohawk Tribe received a letter from the BIA denying the tribe’s request to take the land into trust for the purpose of building a Class III gaming facility.  The request was apparently denied based upon newly-issued guidance concerning regulations promulgated under the Indian Gaming Regulatory Act of 1988, as amended, relating to the need of the St. Regis Mohawk Tribe for additional land, the purposes for which the land would be used, and the distance of the land from the St. Regis Mohawk Tribe’s reservation.

13.           On February 5, 2008, Empire Resorts notified the St. Regis Mohawk Tribe that as a result of the BIA’s January 4, 2008 action, Empire Resorts was postponing further development efforts, but would continue to work with the St. Regis Mohawk Tribe with respect to their litigation to overturn the Secretary of the Interior's decision.

14.           Recent news reports have indicated that the BIA is reevaluating the “guidance” under which the January 4, 2008 decision was made and might also rescind certain actions taken under that guidance.  Empire Resorts is currently engaged in discussions with the St. Regis Mohawk Tribe about continuing efforts towards their shared goal of building a Class III casino.

The Company Hires Defendant Bernstein to
Briefly Serve as CEO of the Company

15.           In early 2009, Empire Resorts’ Board of Directors weighed options to address a $65 million debt obligation which was due beginning on June 30, 2009.  On June 1, 2009, the Board of Directors of Empire Resorts voted to appoint defendant Joseph E. Bernstein to serve as Chief Executive Officer of Empire Resorts to restructure the Company’s debt obligations.

16.           Bernstein had previously served as a director of Empire Resorts from August 2004 until June 2007, and the Company believed that he could be successful at restructuring the impending debt obligations.

Bernstein’s Employment Agreement with Empire Resorts

17.           As a condition to Bernstein’s employment by Empire Resorts as CEO of the Company, the parties negotiated and entered into an employment agreement, dated as of June 1, 2009, setting forth the terms and conditions governing Bernstein’s employment as Chief Executive Officer of the Company (the “Employment Agreement”).

18.           The Employment Agreement provided for a term that expired on December 31, 2009 at an annual base salary of $500,000.  In connection with his employment, Bernstein also received stock options to purchase 500,000 shares of the Company’s common stock, and an additional option to purchase 1,000,000 shares if the Company consummated a debt restructuring transaction with an entity sourced by Bernstein.

19.           The Employment Agreement also provides for a subsequent one (1) year extension if Empire Resorts successfully restructured its debt during the initial six-month term.  The Employment Agreement defines in detail what qualifies as a debt restructuring transaction (herein, the “Debt Restructure”).

Bernstein’s Confidentiality and Non-Competition Agreements

20.           As a critical component of the Employment Agreement, the Company insisted and Bernstein agreed to be bound by comprehensive Confidentiality, Non-Competition and Non-Solicitation Agreements.

21.           Section 4 of the Employment Agreement is entitled “Confidentiality Agreement.”  Pursuant to this Section of the Employment Agreement, Bernstein agreed, inter alia, that:

(A)           Executive understands that during the Term, he may have access to unpublished and otherwise confidential information both of a technical and non-technical nature, relating to the business of the Company and any of its parents, subsidiaries, divisions, affiliates (collectively, “Affiliated Entities”), or clients, including without limitation any of their actual or anticipated business, research or development, any of their technology or the implementation or exploitation thereof, including without limitation information Executive and others have collected, obtained or created, information pertaining to clients, accounts, vendors, prices, costs, materials, processes, codes, material results, technology, system designs, system specifications, materials of construction, trade secrets and equipment designs, including information disclosed to the Company by others under agreements to hold such information confidential (collectively, the “Confidential Information”).  Executive agrees to observe all Company policies and procedures concerning such Confidential Information.  Executive further agrees not to disclose or use, either during his employment or at any time thereafter, any Confidential Information for any purpose, including without limitation any competitive purpose, unless authorized to do so by the Company in writing, except that he may disclose and use such information when necessary in the performance of his duties for the Company.  Executive’s obligations under this Agreement will continue with respect to Confidential Information, whether or not his employment is terminated, until such information becomes generally available from public sources through no fault of Executive. . . .
22.           Empire Resorts’ Corporate Information and Insider Trading Policy, which Bernstein expressly agreed to be bound to as part of his Employment Agreement, states:

Separation from the Company.  The obligation to maintain the confidentiality of Company information continues even after separation from the Company, whether as a result of retirement, resignation, discharge or other termination.  Employees, officers and others subject to this Policy are responsible to return all corporate records and other property in their possession upon termination.  Release of material non-public information about the Company, whether by physical delivery or by oral or any other form of communication, is expressly prohibited both before and after separation from the Company.  In addition, any use of such information in a manner adverse to the interests of the Company, particularly in connection with competition against the Company or in aid of parties contracting with the Company represents a theft of Company assets and will be treated as such.  The Company reserves the right to take all actions and proceedings necessary to prevent the disclosure or use of such information and to pursue damages for the unauthorized release or use of such information to the full extent provided by law.

23.           As part of his Employment Agreement, Bernstein further agreed that, upon the termination of his employment with the Company for any reason, he will:

[P]romptly deliver to the Company all documents, records, files, notebooks, manuals, letters, notes, reports, customer and supplier lists, cost and profit data, e-mail, apparatus, computers, blackberries or other PDAs, hardware, software, drawings, blueprints, and any other material of the Company or any of its Affiliated Entities or clients, including all materials pertaining to Confidential Information developed by Executive or others, and all copies of such materials, whether of a technical, business or fiscal nature, whether on the hard drive of a laptop or desktop computer, in hard copy, disk or any other format, which are in his possession, custody or control.

24.           Section 5 of the Employment Agreement sets forth Bernstein’s Non-Solicitation and Non-Competition obligations to the Company.  Pursuant to the Non-Competition Agreement, Bernstein agreed, inter alia, that:

B.           Executive further agrees that, during the Term and until twelve (12) months after the termination of his employment, Executive will not, directly or indirectly, including on behalf of any person, firm or other entity, without the express written consent of an authorized representative of the Company, (i) perform services within the Territory (as defined below) for any Competing Business (as defined below), whether as an employee, consultant, agent, contractor or in any other capacity, (ii) hold office as an officer or director or like position in any Competing Business, (iii) request any present or future customers or suppliers of the Company or any of its Affiliated Entities to curtail or cancel their business with the Company or any of its Affiliated Entities, and (iv) accept business from such customers or suppliers of the Company or any of its Affiliated Entities.  These obligations will continue for the specified period regardless of whether the termination of Executive’s employment was voluntary or involuntary or with or without Cause.

C.           “Competing Business” means any entity or person (other than the Company) which is engaged in the operation, development or planning of, or the preparation of applications or obtaining of approvals for, gaming projects within the Territory.

D.           “Territory” shall mean 120 miles of Monticello, New York.

Bernstein Fails to Achieve a Debt Restructure for the Company
And the Term of His Employment Expires

25.           As noted above, the Employment Agreement provides for the Term of the Bernstein’s employment to continue for subsequent one (1) year extension if Empire Resorts had successfully restructured its debt during the initial six-month term.

26.           As of December 31, 2009, however, a Debt Restructure had not occurred.

27.           On December 24, 2009, Empire Resorts reported on a Current Report on Form 8-K as filed with the Securities Exchange Commission that on December 31, 2009, the term of the Employment Agreement would expire in accordance with its terms.  As a result of the expiration of the Employment Agreement, Joseph E. Bernstein ceased to serve as the Chief Executive Officer of Empire Resorts on December 31, 2009.

Bernstein Makes Unwarranted Demands for Additional Compensation from Empire Resorts

28.           In or about early December 2009, Bernstein communicated his demands to Empire Resorts’ board of directors for the immediate vesting of his 1,250,000 stock options, a bonus of $500,000 and a one year consulting agreement at $500,000.  Bernstein indicated that these terms were necessary for him to agree to a “quick” settlement with the Company.

29.           Bernstein’s demands were bizarre and troubling, as the terms of his Employment Agreement clearly provide that Bernstein was not entitled to any of the items he was demanding.  Specifically, the Employment Agreement clearly states that the payment of any bonus to Bernstein is in the absolute discretion of the Company’s Board or Compensation Committee and that his stock options do not vest until the consummation of a Debt Restructure.  Further, Bernstein was not in any way entitled to any consulting agreement with the Company.

30.           Though the terms of his Employment Agreement were clear, and Bernstein was not entitled to any of the items he was demanding, Empire Resorts nonetheless negotiated with Bernstein in good faith to achieve a resolution of his demands.  Complicating these efforts, however, was that Bernstein continually changed his demands.  Thus, for example, on or about December 14, 2009, Bernstein modified his demand, indicating that he also wanted a press release announcing the fulfillment of his goals as Chief Executive Officer.  In addition, on December 30, 2009, Bernstein demanded a release from the Company’s largest investor and stated that his release be limited to his employment dispute.

31.           Bernstein’s demand with respect to a press release was particularly outrageous, as Bernstein had failed to fulfill the single, primary goal of his position as CEO, i.e., to obtain for Empire Resorts a Debt Restructure.

32.           Empire Resorts continued to negotiate with Bernstein to attempt to resolve his demands.  However, on December 30, 2009, Bernstein rejected Empire Resorts’ final resolution attempts, and resolution discussions between the parties ceased.

Bernstein Harasses and Threatens the Company and its Directors
In an Attempt to Coerce Additional Compensation from the Company

33.           On December 14, 2009, Bernstein spoke with a member of Empire Resorts’ Board of Directors, and advised that if his demands were not met, that he will wage “war” with the Company and that it will get “ugly.”  Bernstein further threatened to go to the Wall Street Journal and the Racing and Wagering Board to disclose various alleged procedural improprieties relating to Empire Resorts’ supposed non-compliance with the Racing and Wagering Board’s directives unless Empire Resorts capitulated to his unreasonable demands.

34.           Bernstein reiterated his threats on December 22, 2009, sending the following e-mail to a member of Empire Resorts’ Board of Directors:

I am scheduled for an interview with the Wall Street Journal on Jnauary [sic] 4 regarding my forced termination by Empire Resorts.
I would like you to join that call to express your opinion of the situation, so it is fair;y [sic] understood from all sides.
Please advise if you will join.
Joe

35.           On December 24, 2009, Bernstein continued his campaign, sending a four page letter to the principal of Empire Resorts largest stockholder (the “December 24 Letter”).  In the December 24 Letter, Bernstein made outrageous allegations against Empire Resorts’ stockholder and various other individuals, and attempted to extort a settlement from the stockholder directly.  Specifically, Bernstein stated that he had a dispute with the investor personally and suggested that the investor should contact Bernstein’s attorney to settle the matter amicably.  Bernstein threatened, “[I]f the Company causes me public embarrassment, we will surely end up in protracted litigation.”

36.           On December 30, 2009, Bernstein sent another e-mail to one of Empire Resorts’ Board members reiterating his willingness to resort to war, and more specifically “kamikaze,” if his demands were not met.

Bernstein Maliciously Makes False and Defamatory Claims
About the Company and its Board Members, And
Reveals and Disseminates the Company’s Confidential and Proprietary
Business Information and Attorney-Client Communications

37.           Frustrated with his apparent inability to coerce an exorbitant separation agreement from the Company, Bernstein, on December 31, 2009, in his final minutes as CEO of the Company, sent a poison farewell letter to the New York State Racing &Wagering Board (the “December 31 Letter”).  The December 31 Letter is a seventeen-page, single-spaced diatribe wherein Mr. Bernstein maliciously makes extensive false and defamatory statements and accusations against Empire Resorts and members of its Board of Directors.

38.           Outrageously, in gross violation of his fiduciary and contractual obligations to the Company, Bernstein gratuitously divulges in his December 31 Letter extensive Confidential Information about the Company, including, without limitation, confidential discussions about its business operations and strategy relating to Empire Resorts’ business relations with the St. Regis Mohawk Tribe.  Then, as discussed below, he disseminated the December 31 Letter to the St. Regis Mohawk Tribe and the general public.  Even worse, Bernstein also included in his December 31 Letter that he publically distributed, confidential, attorney-client privileged communications between Empire Resorts and its legal counsel.

39.           In the December 31 Letter, Bernstein alleges that Empire Resorts and its Board of Directors have not complied with the Racing and Wagering Board’s directives.   Bernstein’s December 31 Letter, however, contains plainly false allegations.  Thus, the December 31 Letter falsely accuses Empire Resorts and its Board of Directors of ignoring the directive of the Racing & Wagering Board with respect to the participation by the investors’ board representatives prior to the Board’s initial approval of their license applications, when the minutes of such board meetings clearly reflect that the board members at issue did not participate in any board votes prior to receiving the requisite approval.

40.           That Bernstein sent the December 31 Letter out of sheer vindictiveness, and not out of any genuine desire to disclosed alleged improprieties, is plainly evident not only from the volume of false statements (as highlighted above) but also from the following facts surrounding his letter:

(a)
He emailed the December 31 Letter to the Racing & Wagering Board at 11:55 pm on December 31, 2009 -- the very last five (5) minutes of the last day of his employment.  The conduct that he complains about, however, primarily took place in September 2009;

(b)
Bernstein failed to report the alleged conduct to the company’s Chief Compliance Officer or to the Company’s Audit Committee, the proper parties to which to report violations pursuant to the Company’s Code of Business Conduct and Ethics;

(c)
Bernstein gratuitously includes within his seventeen-page diatribe numerous extraneous, and often false and disparaging allegations, that have absolutely nothing to do with the alleged improprieties, but rather reveal Bernstein’s frustration and annoyance with being excluded from certain operations of the Company;

(d)
Bernstein, in gross violation of his fiduciary and contractual obligations to the Company, gratuitously divulges in his December 31 Letter extensive Confidential Information about the Company, and even worse, also includes in his December 31 Letter, confidential, attorney-client privileged communications between Empire Resorts and its legal counsel; and

(e)	Bernstein thereafter disseminated copies of the December 31 Letter to the St. Regis Mohawk Tribe and the general public, thus cementing his true intent - to undermine the Company.

41.           For example, Bernstein divulged in his December 31 Letter, verbatim, the entire contents of a comprehensive, internal strategy memoranda that was disseminated to Empire Resorts’ Board of Directors on September 1, 2009.  The memorandum sets forth the strategy of the Company, its strengths, weakens and hurdles to achieving its business goals, and sets forth strategy for negotiating with the St. Regis Mohawk Tribe to secure the Class III casino.

42.           Bernstein also includes in his December 31 Letter pages and pages of the specific details of confidential discussions by and between various members of Empire Resorts’ Board of Directors, regarding, amongst other things, confidential financial and operational business plans of the Company, and internal strategy discussions.

43.           And, perhaps most offensively, Bernstein—himself a lawyer—discloses in his December 31 Letter confidential, attorney-client communications by and between Empire Resorts and its counsel.  Specifically, Bernstein copies verbatim into the December 31 Letter the contents of an August 31, 2009 memorandum from himself to the Company’s corporate counsel.  He also copied the contents of a November 21, 2009 confidential, attorney-client memorandum.

44.           As noted, Bernstein, not content with just disclosing Empire Resorts’ confidential and proprietary business information and attorney-client communications to the New York State Racing & Wagering Board, forwarded copies of the December 31 Letter to the former chiefs of the St. Regis Mohawk Tribe, and on January 4, 2009, forwarded copies of his December 31, 2009 Letter to members of the media, counsel for the St. Regis Mohawk Tribe, and former officers and directors of Empire Resorts.

45.           As a direct result of Bernstein’s wide dissemination of his December 31 Letter, articles were published in the Times Herald-Record and the Mid-Hudson News stating that Bernstein had filed a “complaint” with the New York State Racing & Wagering Board alleging that Empire Resorts’ largest investor is attempting to interfere with the Company’s plans to develop and manage a casino.  The article in the Mid-Hudson news contains direct quotes from the December 31 Letter and the article in the Times Herald-Record contains direct quotes from an e-mail sent by Bernstein.

46.           Further, as a direct and foreseeable result of Bernstein’s actions, the entire contents of the December 31 Letter was publicly posted in its entirety on a tribal website, www.victor-rocha.com.

  Bernstein Maliciously Attempts to Interfere with Empire Resorts’ Business Operations

47.           On January 4, 2010, Bernstein escalated his attack on the Company to directly interfere with Empire Resorts’ business relationship with the St. Regis Mohawk Tribe.  Thus, on that date, Bernstein emailed the current and former Chiefs of the St. Regis Mohawk Tribe, stating that under Empire Resorts’ current management, the Tribe “needs to be properly represented and not taken advantage off [sic].”  Bernstein further stated that the Company’s Board members are “interlopers” and that the St. Regis Mohawk Tribe should consider him to be their “Guardian Angel” and “adviser.”

48.           As a direct result and consequence of Bernstein’s actions, the Company’s relationship with the St. Regis Mohawk Tribe has been put at serious and substantial potential risk and harm.

FIRST CLAIM FOR RELIEF
(Breach of Employment Agreement -
Disclosing and Using Confidential Information)

49.           Plaintiff repeats the allegations in paragraphs 1 to 48 above as though fully set forth herein.

50.           Pursuant to the Employment Agreement, defendant agreed to hold confidential all Confidential Information of the Company relating to, amongst other things, the business of the Company, and further agreed not to disclose or use, either during his employment or at any time thereafter, any Confidential Information for any purpose unless authorized to do so by the Company in writing.

51.           Bernstein breached his Employment Agreement by revealing and disseminating extensive Confidential Information about the Company, including, without limitation, confidential discussions about its business operations and strategy, and disclosing confidential, attorney-client privileged communications.

52.           As a result of defendant’s aforesaid breaches of the Employment Agreement, Empire Resorts has suffered damages for which it is entitled to compensatory damages in an amount to be determined at trial.

53.           In addition, if Bernstein’s reckless and wanton dissemination of the Company’s Confidential and attorney-client privileged communications is not enjoined, the Company will face irreparable injury and have no adequate remedy at law.

SECOND CLAIM FOR RELIEF
(Bernstein’s Breaches of His Fiduciary Duties)

54.           Plaintiff repeats the allegations in paragraphs 1 to 48 above as though fully set forth herein.

55.           As an employee and Executive Officer of Empire Resorts, Bernstein held a position of trust and confidence with Empire Resorts and owed to Empire Resorts fiduciary duties, including duties of care, loyalty, honesty, trustworthiness and fidelity.

56.           By virtue of Bernstein’s position of trust and confidence, he had a duty while in Empire Resorts’ employ: (i) not to disclose to or use for others Empire Resorts’ trade secrets and other confidential information; (ii) not to disclose or reveal Empire Resorts’ confidential attorney-client communications; (iii) not to divert Empire Resorts’ business opportunities to himself or others; (iv) not to interfere with Empire Resorts’ business relationship with the St. Regis Mohawk Tribe; and (v) to devote his best efforts to the business of Empire Resorts.

57.           Even after he left Empire Resorts’ employ, Bernstein had continuing fiduciary duties to refrain from exploiting, disclosing to others, and otherwise using Empire Resorts’ trade secrets and other confidential and proprietary information learned by him during his employment with the Company for the benefit of any person other than Empire Resorts.

58.           Bernstein breached his fiduciary duties to Empire Resorts by, among other things: (i) disclosing and disseminating Empire Resorts’ trade secrets and Confidential Information; (ii) disclosing and disseminating Empire Resorts’ confidential attorney-client communications; (iii) diverting Empire Resorts’ business opportunities to himself or others; (iv) interfering with Empire Resorts’ business relationship with the St. Regis Mohawk Tribe; and (v) not devoting his best efforts to the business of Empire Resorts.

59.           As a result of defendant’s aforesaid breaches of his fiduciary duties to Empire Resorts, Empire Resorts has suffered damages for which it is entitled to compensatory damages in an amount to be determined at trial.

60.           In addition, if Bernstein’s breaches of his fiduciary duties to Empire Resorts are not enjoined, the Company will face irreparable injury and have no adequate remedy at law.

61.           Bernstein’s willful and malicious breaches of his fiduciary duties to Empire Resorts entitle Empire Resorts to an award of punitive damages against him.

THIRD CLAIM FOR RELIEF
(Faithless Servant)

62.           Plaintiff repeats the allegations in paragraphs 1 to 48 above as though fully set forth herein.

63.           As an employee and officer of Empire Resorts, Bernstein was prohibited from acting in any manner inconsistent with his agency or trust, and was at all times bound to exercise the utmost good faith and loyalty in the performance of his duties.

64.           In sending the Letter to the Racing & Wagering Board, and disclosing Empire Resorts’ Confidential Information and attorney-client privileged communications, Bernstein was a faithless servant and has forfeited all compensation received from the Company.

65.           As a result of the foregoing, Empire Resorts is entitled to recover from Bernstein all salary, wages, bonuses, charges, stock and fees paid to Bernstein, in an amount to be determined at trial, but believed to be in excess of $850,000.

FOURTH CLAIM FOR RELIEF
(Tortious Interference with Prospective Business Relations)

66.           Plaintiff repeats the allegations in paragraphs 1 to 48 above as though fully set forth herein.

67.           As set forth above in greater detail, Empire Resorts has been in negotiations with the St. Regis Mohawk Tribe for more than a decade to collaborate together to obtain the requisite government and regulatory approvals for the proposed Class III casino.

68.           These business relations are currently at a critical juncture, as Empire Resorts is currently engaged in discussions with the St. Regis Mohawk Tribe about continuing efforts to their shared goal of building a Class III casino.

69.           Bernstein, by virtue of his position as former CEO of the Company, has intimate knowledge of the Company’s business affairs and operations, and is privy to Confidential Information of the Company, including, without limitation, confidential business strategy relating to Empire Resorts’ prospective business relations with the St. Regis Mohawk Tribe.

70.           In December 2009 and January 2010, Bernstein intentionally and maliciously interfered with Empire Resorts’ business relations with the St. Regis Mohawk Tribe, by: (i) sending to the current and former Chiefs and counsel of the St. Regis Mohawk Tribe the December 31 Letter which contained, amongst other things, comprehensive, internal strategy memoranda for negotiating with the St. Regis Mohawk Tribe to secure the Class III casino; and (ii) stating to the counsel for the St. Regis Mohawk Tribe that Empire Resorts’ current management will take advantage of the Tribe, that the Company’s Board members are “interlopers,” and that the St. Regis Mohawk Tribe should consider him to be their “Guardian Angel” and “adviser.”

71.           Bernstein interfered with Empire Resorts’ prospective business relations with the St. Regis Mohawk Tribe out of spite, malice and animus due to Empire Resorts’ unwillingness to concede to his outrageous demands, and further did so by improper means, utilizing and disseminating Empire Resorts’ Confidential Information and attorney-client privileged communications.

72.           As a direct result of Bernstein’s malicious and wanton campaign against Empire Resorts, the Company’s prospective business relationship with the St. Regis Mohawk Trade have been put at serious and substantial potential risk and harm, and the Company has been damaged in an amount not yet known to be determined at trial.

FIFTH CLAIM FOR RELIEF
(Declaratory Judgment)

73.           Plaintiff repeats the allegations in paragraphs 1 to 48 above as though fully set forth herein.

74.           Pursuant to the Employment Agreement, Bernstein agreed that, during the Term and until twelve (12) months after the termination of his employment, he will not perform services within the Territory for any Competing Business.  As noted above, the “Territory” is defined as 120 miles of Monticello, New York, and “Competing Business” means any entity or person (other than the Company) which is engaged in the operation, development or planning of, or the preparation of applications or obtaining of approvals for, gaming projects within the Territory.

75.           By letter dated December 31, 2009, Bernstein, through his counsel, asserted that he is not bound by the restrictive covenants in his Employment Agreement.  Specifically, Bernstein asserted that he is “free to compete with the Company without restriction.”

76.           Bernstein’s assertion that he may compete with the Company without restriction is contrary to the express restrictions that he agreed to in his Employment Agreement, and moreover, reveals an intent to compete with the company in violation of those restrictions.

77.           Bernstein’s intent to compete in violation of the restrictive covenants in his Employment Agreement is further evidenced by his January 5, 2010 email to the St. Regis Mohawk Tribe, wherein he states to the Chiefs of the St. Regis Mohawk Tribe that Empire Resorts’ current management will take advantage of the Tribe, that the Company’s Board members are “interlopers,” and that the St. Regis Mohawk Tribe should consider him to be their “Guardian Angel” and “adviser.”

78.           Accordingly, there is a ripe and justifiable controversy and plaintiff requests that this Court issue a judgment declaring that (i) Bernstein is bound by the non-competition restrictions in his Employment Agreement; and (ii) Bernstein’s purported role as “Guardian Angel” and/or “Adviser” to the St. Regis Mohawk Tribe violates that non-competition provision.

WHEREFORE, plaintiff prays that judgment be entered against defendant as follows:

A.           Preliminarily and permanently enjoining defendant from using, disclosing, or transmitting for any purpose, any trade secrets, Confidential Information (as that term is defined in the Employment Agreement), proprietary information, and attorney-client privileged communications of Empire;

B.           Directing defendant to deliver to plaintiff all documents, records, files, notebooks, manuals, letters, notes, reports, customer and supplier lists, cost and profit data, e-mail, apparatus, computers, blackberries or other PDAs, hardware, software, drawings, blueprints, and any other material of the Plaintiff, including all materials pertaining to Confidential Information (as that term is defined in the Employment Agreement), and all copies of such materials, whether of a technical, business or fiscal nature, whether on the hard drive of a laptop or desktop computer, in hard copy, disk or any other format, which are in his possession, custody or control;

C.           Awarding to plaintiff compensatory damages in an amount to be determined at trial, together with prejudgment interest thereon;

D.           Awarding plaintiff compensatory damages in an amount to be determined at trial, together with prejudgment interest thereon; but believed to be in excess of $850,000;

E.           Awarding plaintiff punitive damages in an amount to be determined at trial, but in any event in an amount not less than $5,000,000;

F.           Declaring that defendant is bound by the non-competition restrictions in his Employment Agreement, and that his self-appointed purported role as “Guardian Angel” and/or “Adviser” to the St. Regis Mohawk Tribe violates that non-competition provision;

G.           Awarding plaintiff its reasonable attorneys’ fees incurred in this action, together with the costs and disbursements of this action; and

H.           Granting such other and further relief as the Court deems just and proper.

Dated: January 7, 2009

OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

	By:	/s/ Lori Marks-Esterman
Jeffrey A. Udell (JU0411) Lori Marks-Esterman (LME2841) Peter M. Sartorius (PS9691) Attorneys for Plaintiff Park Avenue Tower 65 East 55th Street New York, New York 10022 (212) 451-2300